Exhibit 99.1

News Release

Contact:
Investor Relations
(281) 776-7575
ir@tmw.com

Kelly Dilts
Men’s Wearhouse, SVP, Finance & IR

Ken Dennard
Dennard • Lascar Associates

For Immediate Release

MEN’S WEARHOUSE ANNOUNCES

NEW HOLDING COMPANY:  TAILORED BRANDS, INC.

FREMONT, CA — January 29, 2016 — The Men’s Wearhouse (NYSE: MW) today announced that, effective January 31, 2016, Men’s Wearhouse will implement a holding company structure.  The new holding company is Tailored Brands, Inc., a Texas corporation.

As a result of this event, Men’s Wearhouse shareholders will become shareholders of the new Texas holding company on a one-for-one basis, automatically holding the same number of shares and same ownership percentage in Tailored Brands as they held in Men’s Wearhouse immediately prior to implementation.  Tailored Brands, Inc. will replace Men’s Wearhouse as the publicly held corporation, and beginning on February 1, 2016, the shares of Tailored Brands, Inc. will trade on the NYSE under the ticker symbol “TLRD”.  The directors and executive officers of the company will not change.

Doug Ewert, chief executive officer stated, “We believe the holding company structure will allow us to support, nurture and augment our family of brands as we further leverage our shared services platform.”

FEBRUARY INVESTOR UPDATE SCHEDULED

Additionally, please note, Men’s Wearhouse will provide a fourth quarter 2015 update on Tuesday, February 16, 2016.

The Men’s Wearhouse, Inc. is the largest specialty retailer of men’s suits and the largest provider of rental product in the U.S. and Canada with 1,748 stores including tuxedo shops within Macy’s stores.  The Men’s Wearhouse, Jos. A. Bank, K&G and Moores stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo and suit rentals are available in the Men’s Wearhouse, Jos. A. Bank, Moores, Men’s Wearhouse and Tux stores as well as tuxedo shops within Macy’s stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

This press release contains forward-looking information.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, as well as integration of acquisitions, including Jos. A. Bank; cost reduction initiatives; store rationalization plans; revenue enhancement strategies; the impact of opening tuxedo shops within Macy’s stores; changes in demand for clothing, market trends in the retail business, customer confidence and spending patterns, changes in traffic trends in our stores, customer acceptance of our strategies, performance issues with key suppliers, disruptions in our supply chain, severe weather, foreign currency fluctuations, government export and import policies, advertising or marketing activities of competitors, and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

The forward-looking statements in this press release speak only as of the date hereof. Except for the ongoing obligations of Men’s Wearhouse to disclose material information under the federal securities laws, Men’s Wearhouse undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in our latest annual report on Form 10-K and our filings on Form 10-Q.